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                                                                   Exhibit 10.10


                                                                     [Net Lease]

                                LEASE AGREEMENT

         THIS LEASE AGREEMENT is made this 13 day of July, 2000, between ProLogis Trust, a Maryland real estate investment trust ("Landlord"), and the Tenant named below.

TENANT:                            Kinetics Fluid Systems, a California
                                   corporation

TENANT'S REPRESENTATIVE,           Terry Bielss
ADDRESS, AND PHONE NO.:            200 C Parker Way
                                   Austin, TX 78728
                                   Phone:     512/246-5528
                                   FAX:       512/246-5592

PREMISES:                          That portion of the Building commonly known
                                   as Suite____, containing approximately 72,000 rentable square feet, as determined by Landlord, as shown on Exhibit A.

PROJECT:                           Corridor Park Corporate Center

BUILDING:                          Corridor Park Corporate Center, Building if
                                   #11 _________Parker Drive, Austin, Texas
                                   78754

TENANT'S PROPORTIONATE SHARE
OF PROJECT:                        _______%

TENANT'S PROPORTIONATE SHARE
OF BUILDING:                       _______%

LEASE TERM:                        Beginning on the Commencement Date and ending
                                   on the last day of the 84th full calendar month thereafter.

COMMENCEMENT DATE:                 February 1, 2001

INITIAL MONTHLY BASE RENT:                                                     $28,800.00

INITIAL ESTIMATED MONTHLY          1.     Common Area Charges:  $1,996.80
OPERATING EXPENSE PAYMENTS:
(estimates only and subject        2.     Taxes                 $6,712.20
to adjustment to actual costs
and expenses according to the      3.     Insurance      .      $  210.00
provisions of this Lease)
                                   4.     Management Fee        $1,131.58
                                                                ---------

INITIAL ESTIMATED MONTHLY OPERATING
EXPENSE PAYMENTS:                                                              $10,050.58
                                                                               ----------

INITIAL MONTHLY BASE RENT AND
  OPERATING EXPENSE PAYMENTS:                                                  $38,850.58

SECURITY DEPOSIT:                  None.

BROKER:                            Jon Aune

ADDENDA: Addendum One-Base Rent Adjustments; Addendum Two-Construction (Allowance Amortized);
                                   Addendum Three-One Renewal Option at Market;
                                   Addendum Four-Move-Out Conditions; Addendum
                                   5-Sign Specifications; Addendum 6-HVAC
                                   Maintenance Agreement; Addendum 7-Special
                                   Provisions; Exhibit A-Site Plan.

         1. GRANTING CLAUSE. In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

         2. ACCEPTANCE OF PREMISES. Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions. Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility under Paragraph 10 and any punchlist items agreed to in writing by Landlord and Tenant. Landlord represents that as of the Commencement Date, all building and mechanical systems servicing the Premises shall be in good working order, including, without limitation, the heating, ventilation and air conditioning system.

         3. USE. The Premises shall be used only for the purpose of receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto; provided, however, with Landlord's prior written consent, Tenant may also use the Premises for light manufacturing. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under die Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's use of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Any occupation of the Premises by Tenant prior to the Commencement Date shall be subject to all obligations of Tenant under this Lease.

                  Tenant's obligations hereunder shall relate only to the interior of the Premises and any changes to the Project that relate solely to the specific mariner of use of the Premises by Tenant; and Landlord shall make all other additions to or modifications of the Project required from time to time by Legal Requirements. The cost of such additions or modifications made by Landlord shall be included in Operating Expenses pursuant to Paragraph 6 of this Lease, except for those additions or modifications which are Landlord's sole responsibility pursuant to Paragraph 10 of this Lease.

         4. BASE RENT. Tenant shall pay Base Rent in the amount set forth above. The first month's Base Rent and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder shall be payable at such address as Landlord may specify from time to time by written notice delivered in accordance herewith. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

         5.       SECURITY DEPOSIT. Intentionally deleted.

         6.       OPERATING EXPENSE PAYMENTS. each month of the Lease
Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs, alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, or if there is no property manager, an administration fee of 15 percent of Operating Expenses payable to Landlord; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Project or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease; debt service under mortgages or ground rent under ground leases; costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto; leasing commissions; the costs of renovating space for tenants; costs incurred in connection with the construction or remodeling of the Project or any other improvements now or hereafter located thereon, correction of defects in design or construction; interest, principal, or other payments on account of any indebtedness that is secured by any incumbrance on any part of the Project, or rental or other payments under any ground lease, or any payments in the nature of returns on or of equity of any kind; costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Project; taxes on the income of Landlord or Landlord's franchise taxes (unless any of said taxes are hereafter instituted by applicable taxing authorities in substitution for ad valorem real property taxes); depreciation, reserves of any kind, including replacement reserves and reserves for bad debt or lost rent, or any other charge not involving the payment of money to third parties; Landlord's overhead costs, including equipment, supplies, accounting and legal fees, rent and other occupancy costs or any other costs associated with the operation or internal organization and function of Landlord as a business entity (but this provision does not prevent the payment of a management fee to Landlord as provided in this Paragraph 6); fees or other costs for professional services provided by space planners, architects, engineers, and other similar professional consultants, real estate commissions, and marketing and advertising expenses; costs of defending or prosecuting litigation with any party, unless a favorable judgment would reduce or avoid an increase in Operating Expenses, or unless the litigation is to enforce compliance with Rules and Regulations of the Project, or other standards or requirements for the general benefit of the tenants in the Project; costs incurred as a result of Landlord's violation of any lease, contract, law or ordinance, including fines and penalties; late charges, interest or penalties of any kind for late or other improper payment of any public or private obligation, including ad valorem taxes; costs of removing Hazardous Materials or of correcting any other conditions in order to comply with any environmental law or ordinance (but this exclusion shall not constitute a release by Landlord of Tenant for any such costs for which Tenant is liable pursuant to Paragraph 30 of this Lease); costs for which Landlord is reimbursed from any other source; costs related to any building or land not included in the Project, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of costs actually attributable to the Project; and the part of any costs or other sum paid to any affiliate of Landlord that may exceed the fair market price or cost generally payable for substantially similar goods or services in the area of the Project.

                  Landlord shall provide Tenant within 90 days following the final day of the Calendar year Landlord's itemized year-end common area maintenance reconciliation reports. Upon Tenant's written request (which request shall be limited to once in a calendar year), Landlord shall provide photocopies of invoices, bills and other verification to substantiate such costs. If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

         7. UTILITIES. Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. Landlord may cause at Tenant's expense any utilities to be separately metered or charged directly to Tenant by the provider. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

         8. TAXES. Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

         9. INSURANCE. Landlord shall maintain all risk property insurance covering the full replacement cost of the Building, Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises.

                  Tenant. at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. Landlord may from time to time require reasonable increases in any such limits. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days' prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

                  The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Neither party nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

                  Tenant and its subtenants, assignees, invitees, employees, contractors and agents shall not be liable for, and Landlord hereby waives all claims against Tenant and its subtenants, assignees, invitees, employees, contractors and agents for damage to property sustained by Landlord or any person claiming through Landlord resulting from any accident or occurrence in or upon the Premises or in or about the Project from any cause whatsoever, including, without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Tenant or its subtenants, assignees, invitees, employees, contractors or agents; provided, however, such waiver shall only apply to claims in excess of the commercially reasonable deductible under Landlord's insurance policy.

         10. LANDLORD'S REPAIRS. Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, and exterior walls of the Building in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, its agents and contractors excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

         11. TENANT'S REPAIRS. Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises. Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings and roof membrane, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term, and such capital expenditures and repairs shall be fully amortized in accordance with the Formula (defined hereafter) over the remainder of the Lease Term, without regard to any extension or renewal option not then exercised. The "Formula" shall mean that number, the numerator of which shall be the number of months of the Lease Term remaining after the replacement of any such capital expenditures, and the denominator of which shall be the maximum amortization period (in months) allowable for determining depreciation of such capital expenditures for federal income tax purposes, but not to exceed 10 years. Tenant shall reimburse Landlord for the cost of such repairs and replacements in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Operating Expenses. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, at Landlord's election, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

         12. TENANT-MADE ALTERATIONS AND TRADE FIXTURES. Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") shall be subject to Landlord's prior written consent which shall not be unreasonably withheld provided that such alteration does not materially affect the structure or the roof of the Building, or modify the utility systems of the Project. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations.

All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord shall not unreasonably withhold its approval of such plans and specifications, and shall notify Tenant within 10 days of its receipt of such plans and specifications of any changes needed to obtain Landlord's approval thereof. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its costs in reviewing plans and specifications and in monitoring construction. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

                  Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

         13. SIGNS. Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements.

         14. PARKING. Tenant shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties.

         15. RESTORATION. If at any tune during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 60 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months, either Landlord or Tenant may elect to terminate this Lease upon notice to the other party given no later than 30 days after Landlord's notice. If neither party elects to terminate this Lease or if Landlord estimates that restoration will take 6 months or less, then, subject to receipt of sufficient insurance proceeds, Landlord shall promptly restore the Premises excluding the improvements installed by Tenant or by Landlord and paid by Tenant, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Tenant shall pay to Landlord with respect to any damage to the Premises the amount of the commercially reasonable deductible under Landlord's insurance policy (currently $10,000) within 10 days after presentment of Landlord's invoice. If the damage involves the premises of other tenants, Tenant shall pay the portion of the deductible that the cost of the restoration of the Premises bears to the total cost of restoration, as determined by Landlord. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

         16. CONDEMNATION. If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant's Trade Fixtures, if a separate award for such items is made to Tenant.

         17. ASSIGNMENT AND SUBLETTING. Without Landlord's prior written consent, which Landlord shall not unreasonably withhold, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. For purposes of this paragraph, a transfer of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet the Premises, or any part thereof (other than to a Tenant Affiliate), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. If Landlord so terminates the Lease, Landlord may enter into a lease directly with the proposed sublessee or assignee. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

                  Provided no default has occurred and is continuing under this Lease, upon 10 days prior written notice to Landlord, Tenant may, without Landlord's prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred, provided (x) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate, and (y) the assignee or successor entity has a net worth at least equal to the net worth of Tenant immediately prior to such merger, consolidation, or transfer.

                  It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing that would not be cured upon the proposed sublease or assignment; (ii) the assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to $10 million immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease; (iii) the intended use of the Premises by the assignee or sublessee is materially different in comparison to Tenant's use of the Premises; (iv) the intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project; (v) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate an agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (vi) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (vii) the assignment or sublet is to another tenant in the Project, other than another tenant occupying the adjacent space to the Premises, and is at rates which are below those charged by Landlord for comparable space in the Project; (viii) in the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease or (ix) the proposed assignee or sublessee is a governmental agency. Tenant and Landlord acknowledge that each of the foregoing criteria are reasonable as of the date of execution of this Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may reasonably request.

                  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event mat the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto) exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder all such excess rental and other excess consideration within 10 days following receipt thereof by Tenant.

                  If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord, No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

         18. INDEMNIFICATION. Except for the negligence or breach of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and

Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from Tenant's use and Tenant's occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

         19. INSPECTION AND ACCESS. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

         20. QUIET ENJOYMENT. If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

         21. SURRENDER. Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16 excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

         22. HOLDING OVER. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

         23. EVENTS OF DEFAULT. Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease;

                  (i) Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure.

                  (ii) Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

                  (iii) Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially changed, except, in each case, as permitted in this Lease.

                  (iv) Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease. Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured; and (c) insure that the Premises will be properly maintained after such vacation. If Tenant vacates, Tenant shall inspect the Premises at least once each month and provide Landlord with an informal report on a quarterly basis as to the condition of the Premises.

                  (v) Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

                  (vi) Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

                  (vii) Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default, unless such default cannot be cured within 30 days provided Tenant commences and diligently pursues said cure and completes the cure within 90 days.

         24. LANDLORD'S REMEDIES. Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

                  Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) the "worth at the time of award" of the amounts referred to in Sections (i) and
(ii) is computed by allowing interest at the lesser of 18 percent per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) the "time of award" as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction;
(c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award.

                  Even though Tenant has breached this Lease and abandoned the Premises, which such abandonment of the Premises would constitute an Event of Default under Paragraph 23(iv) of this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

                  Notwithstanding anything contained herein to the contrary, if Landlord terminates Tenant's right to possession without terminating the Lease after an Event of Default, Landlord shall use commercially reasonable efforts to relet the Premises; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord's leasing criteria.

                  Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. To the greatest extent permitted by law, Tenant waives the service of notice of Landlord's intention to re-enter as provided for in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting.

         25. TENANT'S REMEDIES/LIMITATION OF LIABILITY. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such Owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord.

         26. WAIVER OF JURY TRIAL. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         27. SUBORDINATION. This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any first mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Tenant hereby appoints Landlord attorney in fact for Tenant irrevocably (such power of attorney being coupled with an interest) to execute, acknowledge and deliver any such instrument and instruments for and in the name of the Tenant and to cause any such instrument to be recorded. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

                  Tenant shall not be obligated to subordinate the Lease or its interest therein to any future mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees not to disturb Tenant's possession of the Premises under the terms of the Lease and agrees to assume Landlord's obligations under this Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise.

         28. MECHANIC'S LIENS. Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises at Tenant's request and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

         29. ESTOPPEL CERTIFICATES. Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

         30. ENVIRONMENTAL REQUIREMENTS. Except for Hazardous Material contained in products used by Tenant in de minimis quantities for ordinary cleaning and office purposes, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees. Tenant shall complete and certify to disclosure statements as requested by Environmental Requirements from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

                  Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, or disturbed by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

                  Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

                  Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises caused or permitted by: (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees; or (iii) any other person or entity located outside of the Premises or the Project.

         31. RULES AND REGULATIONS. Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from tune to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project, and shall uniformly enforce such rules and regulations throughout the Project.

         32. SECURITY SERVICE. Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

         33. FORCE MAJEURE. Except for monetary obligations, neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant ("Force Majeure").

         34. ENTIRE AGREEMENT. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

         35. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         36. BROKERS. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

         37. MISCELLANEOUS. (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

         (b) If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

         (c) All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

         (d) Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord's right to withhold any consent or approval shall not be unreasonably withheld.

         (e) At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders.

         (f) Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

         (g) The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

         (h) The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

         (i) Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         (j) Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken , reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

         (k) Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

         (1) Time is of the essence as to the performance of Tenant's and Landlord's obligations under this Lease.

         (m) All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         (n) ATTORNEY'S FEES. If either party commences in action against the other arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees and costs of suit.

         38.      LANDLORD'S LIEN/SECURITY INTEREST. Intentionally deleted.

         39. LIMITATION OF LIABILITY OF TRUSTEES, SHAREHOLDERS, AND OFFICERS OF PROLOGIS TRUST. Any obligation or liability whatsoever of ProLogis Trust, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

         IN WITNESS WHEREOF. Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:                                   LANDLORD:

KINETICS FLUID SYSTEMS, a California      PROLOGIS TRUST, a Maryland real estate
corporation                               investment trust

By: /s/ Dan Jackson
    ---------------
    Dan Jackson, Senior Vice President    By: /s/ Steven K. Meyer
                                              ----------------------------------
                                              Steven K. Meyer, Managing Director

Address:                                      Address:

2805 Mission College Boulevard            3210 LBJ Freeway, Suite 200
Santa Clara, CA 95054                     Dallas, TX 75234
Phone:  408/727-7740                      Phone:         972/884-9292
FAX:    408/727-9774                      FAX:           972/488-9848

                              Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

                                  ADDENDUM ONE

                             BASE RENT ADJUSTMENTS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                           DATED 7-13, 2000, BETWEEN
                               PROLOGIS AND TRUST
                             KINETICS FLUID SYSTEMS

       Base Rent shall equal the following amounts for the respective periods set forth below:

         Period                                                  Monthly Base Rent
         ------                                                  -----------------
3   Months  l to 36         02/01/01 - 02/01/04                      $28,800.00

2   Months 37 to 60         02/01/04 - 02/01/06                      $31,680.00

2   Months 61 to 84         02/01/06 - 02/01/08                      $34,560.00

                                  ADDENDUM TWO

                                  CONSTRUCTION
                              (ALLOWANCE AMORTIZED)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 7-13, 2000, BETWEEN
                                 PROLOGIS TRUST
                                       and
                             KINETICS FLUID SYSTEMS

         (a) Landlord agrees to furnish an allowance of up to $432,000.00 for Tenant's use for the installation of its Tenant Improvements, and in no event shall Landlord have any obligation to pay for any costs of the Tenant Improvements in excess of such amount. If the cost of the Tenant Improvements exceeds such amount, such overage shall be borne by Tenant, and repaid to Landlord, together with interest at 13% per annum, in equal monthly installments over the Lease Term; provided, however, in no event shall Landlord be obligated to amortize any portion of such overage in excess of $144,000.00 and any overage in excess of such amount shall be paid by Tenant. As security for a portion of the amortized costs of the Tenant Improvements, Tenant shall provide Landlord with an unconditional, irrevocable letter of credit in the amount of $72,000.00 from a bank reasonably acceptable to Landlord and in form substantially similar to the sample attached hereto. The letter of credit shall either provide that it does not expire until the end of the Lease Term or, if it is for less than the full term of the Lease, shall be renewed by Tenant at least 30 days prior to its expiration during the term of the Lease. The letter of credit shall provide for 20% annual reductions ($14,400.00), such that the total amount of the letter of credit required shall be reduced to: $57,600.00 the first anniversary of its issuance, $43,200.00 on the second anniversary of its issuance, $28,800.00 on the third anniversary of its issuance, and $14,400.00 on the fourth anniversary of its issuance. The letter of credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the bank. If Landlord sells or conveys the Premises, Tenant shall, at Landlord's request, cooperate in having the letter of credit transferred to the purchaser. If the letter of credit is ever drawn upon by Landlord pursuant to the terms of the Lease and this Addendum, Tenant shall within ten (10) days thereafter cause the letter of credit to be restored to its original amount.

         (b) Subject to applicable ordinances and building codes governing Tenant's right occupy or perform in the Premises, Tenant and its contractors shall have access to the Premises for a period of ninety (90) days from the Landlord's contractor declares the Building to be shell complete, or such earlier date as Landlord, its contractor, Tenant and Tenant's contractor shall unanimously agree is appropriate, free of any obligation to pay Base Rent or estimated Operating Expenses, in order to install the Tenant Improvements, provided that Tenant does not thereby interfere with the completion of construction of the Building or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, unless any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence.

         (c) Tenant's installation of the Tenant Improvements in the Premises shall be performed in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

                         ATTACHMENT ONE TO ADDENDUM TWO

        FORM OF LETTER OF CREDIT FOR AMORTIZED TENANT IMPROVEMENT COSTS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 7-13, 2000, BETWEEN
                                 PROLOGIS TRUST
                                       and
                             KINETICS FLUID SYSTEMS

                      [LETTERHEAD OF LETTER OF CREDIT BANK]

                                     [DATE]

ProLogis Trust
____________________

____________________

Attention: _______________

           Re:         Irrevocable Transferrable Letter of Credit
                       No.__________________________________________

Beneficiary:

         By order of our client, Kinetics Fluid Systems (the "Applicant"). we hereby establish this Irrevocable Transferrable Letter of Credit No._________in your favor for an amount up to but not exceeding the aggregate sum of Seventy Two Thousand and No/100 Dollars ($72,000.00) (as reduced from time to time in accordance with the terms hereof, the "Letter of Credit Amount"), effective immediately, and expiring on the close of business at our office at the address set forth above one year from the date hereof unless renewed as hereinafter provided.

         Funds under this Letter of Credit are available to you on or prior to the expiry date against presentation by you of your (i) sight drafts drawn on us in the form of Annex 1 hereto, indicating this Letter of Credit number and (ii) request in the form of Annex 2 hereto (such sight draft and request, together referred to as a "Drawing Request"), sight draft(s), completed and signed by one of your officers. Presentation of your Drawing Requests may be made by you to us at the address set forth above or may be made by facsimile transmission, to the following facsimile number_______. You may present to us one or more Drawing Requests from time to time prior to the expiry date in an aggregate amount not to exceed the Letter of Credit Amount then in effect (it being understood that the honoring by us of each Drawing Request shall reduce the Letter of Credit Amount then in effect).

         This Letter of Credit will be automatically renewed for a one-year period upon the expiration date set forth above and upon each anniversary of such date, unless at least sixty (60) days prior to such expiration date, or prior to any anniversary of such date, we notify both you and the Applicant in writing by certified mail that we elect not to so renew the Letter of Credit; provided, however, that the total amount of the Letter of Credit shall be reduced by 20% ($14,400,00) upon each renewal.

         This Letter of Credit sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document or instrument referred to herein or in which this Letter of Credit is referred to or to which this Letter of Credit relates, and no such reference shall be deemed to incorporate herein by reference any document or instrument.

         All bank charges and commissions incurred in this transaction are for the Applicant's account.

         This Letter of Credit is transferable by you and your successors and assigns any number of times in its entirely and not in part, but only by delivery to us of a Notice of Assignment in the form of Annex 3 hereto.

         We hereby agree with the drawers, endorsers, and bona fide holders of drafts drawn under and in compliance with the terms of this Letter of Credit that such drafts will be duly honored upon presentation to the drawee from our own funds and not the funds of the Applicant and shall be available to such drawers, endorsers, and bona fide holders, as the case may be, on or before noon, New York time, on the Business Day (defined below) next following the date on which such drafts are received by us. "Business Day" shall mean any day which is not a Saturday, Sunday or day on which we are required or authorized by law to be closed in New York, New York.

         To the extent not inconsistent with the express terms hereof, this Letter of Credit shall be governed by, and construed in accordance with, the terms of the Uniform Customs and Practice for Commercial Documentary Credits (1993 Revision), I.C.C. Publication No. 500 (the "UCP 500") and as to matters not governed by the UCP 500, this Letter of Credit shall be governed by and construed in accordance with the laws of the State of New York.

                                   Very truly yours,

                                   [NAME OF LETTER OF CREDIT BANK]

                                   By:__________________________________________
                                   Name: _______________________________________
                                   Title:_______________________________________

                                                                         ANNEX 1

                                   SIGHT DRAFT

                                                                       ___, 200_

         For value received, at sight pay to the order of ProLogis Trust, the sum of [Amount in words] [Amount in Figures] United States Dollars drawn under [Name of Letter of Credit Bank] Irrevocable Transferable Letter of Credit No. _______________________dated ___________________, 200__.

                                   PROLOGIS TRUST

                                   By:__________________________________________
                                   Name: _______________________________________
                                   Title:_______________________________________

                                                                         ANNEX 2

                                 DRAWING REQUEST

                                                                 _________, 200_

[NAME AND ADDRESS OF LETTER OF CREDIT
BANK]

                  Re: Irrevocable Transferable Letter of Credit No.____(the "Letter of Credit")

         The undersigned (the "Beneficiary"), hereby certifies to [Name of Letter of Credit Bank] (the "Issuer") that:

         (a) The Beneficiary is making a request for payment in lawful currency of the United States of America under Irrevocable Transferable Letter of Credit No._____(the "Letter of Credit") in the amount of $____.

         (b) The Letter of Credit Amount (as defined in the Letter of Credit) as of the date hereof and prior to payment of the amount demanded in this Drawing Request is $____. The amount requested by this Drawing Request does not exceed the Letter of Credit Amount.

         [(c)     Demand is made for payment under the Letter of Credit as a result of the occurrence and continuation of an Event of Default (as defined in the Lease Agreement).]

         Please wire transfer the proceeds of the drawing to the following account of the Beneficiary at the financial institution indicated below:

                          ___________________________
                          ___________________________
                          ___________________________

         Unless otherwise defined, all capitalized terms used herein have the meanings provided in, or by reference in, the Letter of Credit.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Drawing Request as of the____day of ________, 200_.

                                   PROLOGIS TRUST

                                   By:__________________________________________
                                   Name: _______________________________________
                                   Title:_______________________________________

                                                                         ANNEX 3

                              NOTICE OF ASSIGNMENT

                                                                  ________, 200_

[NAME AND ADDRESS OF LETTER
OF CREDIT BANK]

                   Re: Irrevocable Transferable Letter of Credit No. ____

         The undersigned (the "Beneficiary"), hereby notifies [Name of Letter of Credit Bank] (the "Issuer") that it has irrevocably assigned the above-referenced Letter of Credit to ____ (the "Assignee") with an address at _____________ effective as of the date the Issuer receives this Notice of Assignment. The Assignee acknowledges and agrees that the Letter of Credit Amount may have been reduced pursuant to the terms thereof, and that the Assignee is bound by any such reduction.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Assignment as of this ____ day of ________, 200_.

                                   PROLOGIS TRUST

                                   By:__________________________________________
                                   Name: _______________________________________
                                   Title:_______________________________________
Agreed:

[Assignee]

____________

                                 ADDENDUM THREE

                          ONE RENEWAL OPTION AT MARKET

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                           DATED 7-13, 2000, BETWEEN
                                 PROLOGIS TRUST
                                      AND
                             KINETICS FLUID SYSTEMS

         (a) Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein, (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 5 years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend the term of the Lease Term at least 6 months, but not more than 9 months, prior to the scheduled expiration date of the Lease Term.

         (b) The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of (i) the Base Rent applicable to the last year of the initial Lease Term and (ii) the then prevailing market rate for comparable space in the Project and comparable buildings in the vicinity of the Project, taking into account the size of the Lease, the length of the renewal term, market escalations and the credit of Tenant. The Base Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for such premises (including, without limitation, brokerage commissions, costs of improvements, rent concessions or lost rental income during any vacancy period). In the event Landlord and Tenant fail to reach an agreement on such rental rate and execute the Amendment (defined below) at least 4 months prior to the expiration of the Lease, then Tenant's exercise of the renewal option shall be deemed withdrawn and the Lease shall terminate on its original expiration date.

         (c) The determination of Base Rent does not reduce the Tenant's obligation to pay or reimburse Landlord for Operating Expenses and other reimbursable items as set forth in the Lease, and Tenant shall reimburse and pay Landlord as set forth in the Lease with respect to such Operating Expenses and other items with respect to the Premises during the Extension Term without regard to any cap on such expenses set forth in the Lease.

         (d) Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Tenant Lease Term; provided, however, Tenant shall have no further right to any allowances, credits or abatements or any options to expand, contract, renew or extend the Lease.

         (e) If Tenant does not give the Extension Notice within the period set forth in paragraph (a) above, Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice.

         (f) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

         (g) If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto (the "Amendment").

         (h) If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (d) above.

                                  ADDENDUM FOUR

                              MOVE-OUT CONDITIONS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                           DATED 7-13, 2000, BETWEEN
                                 PROLOGIS TRUST
                                       AND
                             KINETICS FLUID SYSTEMS

         Per Paragraph 21, Tenant is obligated to check and address prior to move-out of the Premises the following items. Landlord expects to receive the Premises in a well maintained condition, with normal wear and tear of certain areas acceptable. The following list is designed to assist Tenant in the move-out procedures but is not intended to be all inclusive.

1. All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2. All truck doors and dock levelers should be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced need to be painted to match the Building standard.

3. All structural steel columns in the warehouse and office should be inspected for damage. Repairs of this nature should be pre-approved by the Landlord prior to implementation.

4. Heating/air-conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. This includes warehouse heaters and exhaust fans. Upon move-out, Landlord will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5.       All holes in the sheet rock walls should be repaired prior to move-out.

6. The carpets and vinyl tiles should be in a reasonably clean condition and should not have any holes or chips in them. Landlord will accept normal wear on these items provided they appear to be in a maintained condition.

7. Facilities should be returned in a clean condition, which would include cleaning of the coffee bar, restroom areas, windows, and other portions of the space.

8. The warehouse should be in broom clean condition with all inventory and racking removed. There should be no protrusion of anchors from the warehouse floor and all holes should be appropriately patched. If machinery /equipment is removed, the electrical lines should be properly terminated at the nearest junction box.

9.       All exterior windows with cracks or breakage should be replaced.

10. The Tenant shall provide keys for all locks on the Premises, including front doors, rear doors, and interior doors.

11. Items that have been added by the Tenant and affixed to the Building will remain the property of Landlord, unless agreed otherwise. This would include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. Please note that if modifications have been made to the space, such as the addition of office areas, Landlord retains the right to have the Tenant remove these at Tenant's expense.

12. All electrical systems should be left in a safe condition that conforms to code. Bare wires and dangerous installations should be corrected prior to move-out.

13. All plumbing fixtures should be in good working order, including the water heater. Faucets and toilets should not leak.

14.      All dock bumpers must be left in place and well secured.

                                 ADDENDUM FIVE

                              SIGN SPECIFICATIONS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED 7 - 13, 2000, BETWEEN
                                 PROLOGIS TRUST
                                       AND
                             KINETICS FLUID SYSTEMS

Per Paragraph 13, signage at the Project is subject to restrictions as noted below. This is controlled to maintain a consistent overall visual appeal of the building. Tenant may install white vinyl lettering on your front door, or the glass next to the front door, with Tenant's company name only. The lettering may not exceed 4" in height. No other storefront graphics are allowed. Alternatively, Tenant may install one exterior sign which meets the standard sign specifications for the Project.

         I.       INTRODUCTION

                  The intent of these sign criteria is to establish and maintain guidelines consistent with the signage policies of the Landlord and the City or County, as appropriate. Further, the purpose is to assure a standard conformance for the design, size, fabrication techniques, and materials for signage for the project and for tenant identification.

         II.      GENERAL REQUIREMENTS

                  A. Each Tenant will be supplied a copy of the sign criteria prior to lease agreement.

                  B. Each Tenant sign shall be designed, fabricated and installed in accordance with this sign criteria and consistent with the Sign Code of the City or County as amended from time to time by the governing authority.

                  C. Landlord's written approval of Design Drawings, and Working Shop Drawings is required prior to the commencement of Tenant construction.

                  D. Sign permits must be obtained from the City or County prior to installation of signage.

                  E. Signs installed without written approval of the Landlord or the appropriate city permit may be subject to removal and proper reinstallation at Tenant's expense. Damage may be assessed to cover costs of repairs to sign band or removal of signage resulting from unapproved installations.

                  F. Tenant and his sign contractor shall repair any damage caused during installation of signage.

                  G. No labels shall be permitted on the exposed surface of signs, except those required by local ordinance. Those required must be installed in an inconspicuous location.

                  H. Flashing, strobing, moving or audible signs are not permitted.

                  I. No window signs with the exception of suite numbers are permitted without the express approval of Landlord.

                  J.       No portable signs are to be displayed on site.

                  K. No secondary exterior signs are to be placed on building wall elevations.

                  L. No freestanding and/or pylon type exterior signs will be permitted without Landlord's prior approval.

         III.     TENANT RESPONSIBILITIES

                  Each Tenant shall, at its own expense, provide and maintain its own identification sign in accordance with specifications noted herein.

         IV.      FASCIA-MOUNTED EXTERIOR SIGN

                  A. A sign fascia area will be provided for each Tenant at the panels above the storefront lease line. Each Tenant sign and/or logo sign shall be mounted in this space in conformance with the attached sign exhibits.

                  B. Each Tenant will be allowed to have only one wall-mounted sign. Any variance to the quantity, size, mounting method will be allowed only upon Landlord's written approval.

                  C. The sign panel shall be a .080 aluminum pan type sign with an acrylic urethane finish. The specified size of the sign shall be:

                           (1) 4' x 10' (on 12' face panel)

                           (2) 4' x 12' (on 18' & 20' face panels)

                           The Tenant I.D. sign cannot exceed 80% of the building wall panel space available.

                  D. The sign panel shall have 90 degree corners and 1" flanges. The sign background color will be painted to match the accent band on the building. The background color of the sign will be visible on at least one-half of the sign or as approved by ProLogis.

                  E. The program allows for the use of a corporate logo and letter styles at the discretion of the Tenant. Final approval of logo and letter style will be by the Landlord. The logo colors are optional, however care must be taken to select colors and images that will be comparable and legible on the specified background. The color of the lettering identifying the Tenant will be PMS 343 (green) or as approved by the Landlord.

                  F. Sign layouts and colors must have written approval by the Landlord prior to fabrication. The logo, when applicable, will not exceed more than 50% of the sign face.

                  G. There are two approved methods for applying the copy to the sign background:

                           (1)      Acrylic urethane

                           (2)      Vinyl (high performance -  seven year grade)

                  H. A margin equal to at least one-half of the height of the type should appear to the left, right, top and bottom of the Tenant name. Margin parameters will not apply to the logo area of the sign. Neutral space between a two line sign shall be a minimum of one-third the height of the letter type, The sign panel will be mounted on the building face in conformance with Landlord standards; mounting clips (minimum 1/8" x 1" x 1" x 2" long aluminum angle w/ red head anchors - no Kwick bolts allowed), no exposed fasteners through the face of the sign panel. The correct design, construction and mounting of the sign panel. The correct design, construction and mounting of the sign is the responsibility of the Tenant and the sign contractor. Any signage that is constructed/installed improperly shall be removed and corrected and reinstalled by the Tenant/Contractor at their expense.

                  I. All signs erected within the City of Austin and the extra territorial jurisdiction that describe the location of a business will require a sign permit. Sign permits will require payment for:

                           (1)      Site Inspection

                           (2)      Construction Permit

                           (3)      Application Fee

                           These costs are the responsibility of the Tenant. Licensed sign contractors/companies are required to acquire these permits prior to installation of the sign. Failure to acquire permits will not release the Tenant from responsibility to acquire a permit for the sign.

                  J. All Copy shall be installed vertically and horizontally, centered on sign band fascia, and shall not exceed a horizontal length of 80 percent of allowable fascia panel.

         V.       MONUMENT SIGN

                  Monument sign will be provided by the Landlord. Tenant shall pay to provide Tenant sign letters to match Landlord standards.

         VI.      MISCELLANEOUS SIGNAGE

                  A. Front Door Signage: Business name, address and operating hours shall be white vinyl in Landlord approved letter style. Landlord to approve all front door signage prior to installation.

                  B.       Dock Door Numbers: Provided by Landlord.

                  C.       Suite Signs: Provided by Landlord.

                  D.       Building Address: Provided by Landlord.

         VII.     TENANT SIGN SUBMISSIONS

                  A. Tenant sign contractors shall submit all Working Shop Drawings to the Landlord or his appointed representative for approval. Allow a minimum of ten working days, or two weeks, for Landlord review and approval.

                  B. All submissions to include two (2) blueline prints. An approved copy will be returned.

                  C.       Shop Drawings must include:

                           (1)      Full and complete dimensions

                           (2) Letter style, face (color, material and thickness), returns (color, material and thickness).

         VII.     APPROVALS

                  No sign shall be installed without first securing the necessary permits from the appropriate governing jurisdiction. Artwork and sign location are to be approved in writing by the Landlord or its appointed representative prior to installation. Landlord reserves the right to reject any sign that does not comply with the intent and spirit of these sign criteria.

                                  ADDENDUM SIX

                            HVAC MAINTENANCE CONTRACT

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                           DATED 7 - 13, 2000, BETWEEN
                                 PROLOGIS TRUST
                                       AND
                             KINETICS FLUID SYSTEMS

Paragraph 11, captioned "TENANT REPAIRS," is revised to include the following:

         Tenant agrees to enter into and maintain through the term of the Lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the Premises. Landlord requires a qualified HVAC contractor perform this work. A certificate must be provided to the Landlord upon occupancy of the leased Premises.

         The service contract must become effective within thirty (30) days of occupancy, and service visits should be performed on a quarterly basis. Landlord suggests that Tenant send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

         1.       Adjust belt tension;

         2.       Lubricate all moving parts, as necessary;

         3.       Inspect and adjust all temperature and safety controls;

         4.       Check refrigeration system for leaks and operation;

         5.       Check refrigeration system for moisture;

         6.       Inspect compressor oil level and crank case heaters;

         7.       Check head pressure, suction pressure and oil pressure;

         8.       Inspect air filters and replace when necessary;

         9.       Check space conditions;

         10. Check condensate drains and drain pans and clean, if necessary;

         11.      Inspect and adjust all valves;

         12.      Check and adjust dampers;

         13.      Run machine through complete cycle.

                                 ADDENDUM SEVEN

                               SPECIAL PROVISIONS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                          DATED 7 - 13, 2000, BETWEEN
                                 PROLOGIS TRUST
                                       AND
                             KINETICS FLUID SYSTEMS

1. Termination of Existing Leases. Provided that no Event of Default shall then exist and no condition shall then exist which with me passage of time or giving of notice, or both, would constitute an Event of Default, upon Tenant's written request, Landlord agrees to terminate the remaining Term of either or both of the Lease Agreements by and between Landlord and Tenant for 22,400 square feet of space occupied by Tenant in Walnut Creek Corporate Center #9 ("WCCC #9) and 16,000 square feet of space occupied by Tenant in Corridor Park Corporate Center #5 ("CPCC #5), effective upon the occurrence of the last of the following events: (i) Tenant's payment to Landlord of the then remaining balance of the costs of the unamortized tenant improvements installed for Tenant's benefit at WCCC #9 and/or CPCC #5, if any; (ii) the Commencement Date of this Lease; and (iii) Tenant's surrender to Landlord of the premises at WCCC #9 and/or CPCC #5 in accordance with the terms of the Move-Out Conditions Addendum attached to this Lease.

2. Free Moving Period. Upon the earlier to occur of the expiration of the 90-day period provided for Tenant's installation of its Tenant Improvements (as provided in the Construction Addendum) or the Commencement Date, Tenant shall commence payment of Base Rent and Operating Expenses at the Premises, and shall have fourteen (14) days to move its property to the Premises from WPCC #9 and/or CPCC #5. Tenant shall have no obligation to pay Base Rent and estimated Operating Expenses for the space(s) from which it is moving during such 14-day period.

3. DELAYS IN COMMENCEMENT DATE: IN THE EVENT THE TENANT IMPROVEMENT DATE IS DELAYED BEYONDS NOVEMBER 2, 2000. THE LEASE COMMENCEMENT DATE SHALL BE EXTENDED ONE DAY FOR EACH DAY THE TENANT IMPROVEMENT COMMENCEMENT DATE IS DELAYS.

                                    EXHIBIT A

                                   SITE PLAN

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                            DATED 7/13, 2000, BETWEEN
                                 PROLOGIS TRUST
                                       AND
                             KINETICS FLUID SYSTEMS

                       THIRD AMENDMENT TO LEASE AGREEMENT

         THE THIRD AMENDMENT TO LEASE AGREEMENT ("Third Amendment") made this 18th day of June, 2003 by and between ProLogis formerly known as Security Capital Industrial Trusts "Landlord" and Celerity Group, Inc., a California Corporation formerly known as Kinetics Fluid Systems Inc., hereinafter referred to as "Tenant", in Premises known as Corridor Park Corporate Center, Building 11, located at 400 Parker Drive, Suite 1100, situated in the city of Austin, State of Texas.

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated My 13, 2000, as modified by that certain First Amendment dated May 16, 2001, and that certain Second Amendment dated April 29, 2003, (collectively the "Lease"), under the terms of which Landlord leased approximately 72,000 square feet in Corridor Park Corporate Center, Building 11, (hereinafter referred to as the "Premises"); and

         WHEREAS, the parties hereto now desire to amend and modify said Lease as more fully hereinafter set forth.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of mutual Covenants and Agreements contained herein, the Lease is modified and amended as set forth below:

                  1. Effective June 1, 2003, Tenant will no longer be required to post security for additional amortized costs in the form of a Letter of Credit, as detailed in Addendum Two to the Lease Agreement.

                  2. Effective June 1, 2003, Tenant will post a cash security deposit of $14,400.00. The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease and the Premises to a person or entity assuming Landlord's obligations under this Third Amendment.

                  3. This Third Amendment To Lease Agreement shall be construed under and enforceable in accordance with the laws of the State of Texas.

                  IT IS HEREBY AGREED BY THE PARTIES HERETO that with the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the provisions of the Lease and the provisions of this Third Amendment, the provisions of this Third Amendment shall supersede and control.

         IN WITNESS WHEREOF, the parties hereto have signed this Third Amendment to Lease Agreement to be effective as of the 18th day of June, 2003.

TENANT:                                     LANDLORD:

Celerity Group, Inc.                        ProLogis

By:    /s/ Randy Green                      By:    /s/ Mark Cashman
       --------------------------------            -----------------------------
Name:  Randy Green                          Name:  Mark Cashman
Title: Vice President Global Facilities     Title: Senior Vice President

                       SECOND AMENDMENT TO LEASE AGREEMENT

         THE SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") made this 29th day of April, 2003 by and between ProLogis formerly known as ProLogis Trust, a Maryland real estate investment trust as "Landlord" and Kinetics Fluid Systems, a California corporation hereinafter referred to as "Tenant", in Premises known as Corridor Park Corporate Center, Building 11, located at 400 Parker Drive, Suite 1100, situated in the city of Austin, State of Texas.

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated July 13th, 2000 (which together with any prior amendments, modifications and extensions thereof is hereinafter called the Lease), under the terms of which Landlord leased approximately 72,000 square feet in Corridor Park Corporate Center, Building 11, (hereinafter referred to as the Premises"); and

         WHEREAS, the parties hereto now desire to amend and modify said Lease as more fully hereinafter set forth.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Landlord and Tenant hereby agree that the Tenant's name shall hereby be changed to Celerity Group, Inc., a California corporation.

         2. Except as otherwise specifically modified herein, all defined terms used in this Second Amendment shall have the same respective meanings as provided for such defined terms in the Lease.

         3. Except as herein amended, the terms and conditions of the Lease and any amendments thereto, shall continue in full force and effect and the Lease (and any amendments thereto) as amended herein is hereby ratified and affirmed by Landlord and Tenant.

         4. This Second Amendment To Lease Agreement shall be construed under and enforceable in accordance with the laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have signed this Second Amendment to Lease Agreement to be effective as of the 29th day of April, 2003.

TENANT:                                           LANDLORD:
Celerity Group, Inc., a California                ProLogis formerly known as ProLogis Trust,
Corporation formerly known as Kinetics Fluid      a Maryland real estate investment trust
Systems, a California corporation

By:    /s/ Randy Green                            By:    /s/ Mark Cashman
       --------------------------------                  --------------------------------
Name:  Randy Green                                Name:  Mark Cashman
Title: Vice President Global Facilities           Title: Senior Vice President

                       FIRST AMENDMENT TO LEASE AGREEMENT

                                 BY AND BETWEEN

                   PROLOGIS INDUSTRIAL PROPERTIES INCORPORATED
                    (successor in interest to ProLogis Trust)

                                       and
                             KINETICS FLUID SYSTEMS

This First Amendment To Lease Agreement is made and effective this 16 of May, 2001, by and between ProLogis Industrial Properties Incorporated, successor in interests to ProLogis Trust, (hereinafter, "Landlord") and Kinetics Fluid Systems (hereinafter, "Tenant").

                                   WITNESSETH:

WHEREAS, Landlord and Tenant previously entered into that certain Lease Agreement dated the 13th of July, 2000, (the "Lease"), providing for the leasing by Landlord to Tenant of that certain office/warehouse space containing 72,000 square feet known as Corridor Park Corporate Center, Building 11, 400 Parker Drive, Austin, Texas 78754 (the "Premises"); and

WHEREAS, Landlord and Tenant desire to modify certain terms and conditions set out in the Lease;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of mutual covenants and agreements contained herein, the Lease is modified and amended as set out below:

         1. The Lease Term shall commence on May 15, 2001 ("Commencement Date") and end on May 31, 2008.

         2. With respect to "Initial Monthly Base Rent" the Lease shall be amended to reflect the following: Pursuant to Addendum Two, "Construction (Allowance Amortized)" of the Lease, the amortization of the Tenant Construction Overages ($144,000.00), Tenants Monthly Base Rent shall be amended as follows:

                        May 15, 2001 to May 31, 2001        $15,793.55

                        June 1, 2001 to May 31, 2004        $31,419.64

                        June 1, 2004 to May 31, 2006        $34,299.64

                        June 1, 2006 to May 31, 2008        $37,179.64

IT IS HEREBY AGREED BY THE PARTIES HERETO, that with the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions.

In witness whereof, the parties hereto have executed this First Amendment To Lease Agreement as of the day and year as first above written.

LANDLORD:                                          TENANT:

ProLogis Industrial Properties Incorporated        Kinetics Fluid Systems

By: ProLogis Management Incorporated, as Agent

By:  ________________________________              By: /s/ Randy Green
                                                       -------------------------
     Name:  Steven K. Meyer                            Name:  Randy Green
     Title: Managing Director                          Title: Corporate Director
                                                              Facilities